EXHIBIT 3(a)
                                                               ------------

                        CERTIFICATE OF INCORPORATION

                                     OF

                                JACLYN, INC.
                                ------------


                         The undersigned, a natural person, for the purpose
            of organizing a corporation for conducting the business and promoting the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware (particularly Chapter 1, Title 8 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified and referred to as the "General Corporation Law of the State of Delaware") hereby certifies that:

                         FIRST: The name of the corporation (hereinafter
            called the "Corporation") is JACLYN, INC.

                         SECOND: The address, including street, number,
            city and county, of the registered office of the corporation in the State of Delaware is 229 South State Street, City of Dover, County of Kent; and the name of the registered agent of the Corporation in the State of Delaware at such address is The Prentice-Hall Corporation System, Inc.

                         THIRD: The nature of the business and of the
            purposes to be conducted and promoted by the corporation shall be to conduct any lawful business, to promote any lawful purpose, and to engage in any lawful act or activity for which corporations may be organized under the General Corporation law of the State of Delaware, which shall include, without limiting the generality of the foregoing, the following.

                              To design, manufacture, buy, sell, import, export and otherwise deal in and with handbags, pocketbooks, wallets, clothing and accessories of any kind whatsoever.

                              To purchase, receive, take by grant, gift,
                              devise, bequest, or otherwise, lease, or
                              otherwise acquire, own, hold, use, employ,
                              improve, sell, convey, exchange, transfer,
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                              or otherwise dispose of, mortgage, pledge, or
                              otherwise create a security interest in, lease or otherwise permit others to use, and generally to deal in and with, as prin-cipal, agent, broker, or otherwise, property of every kind and nature, whether real personal and whether tangible or intangible, and any interest therein, without limit as to amount of kind, and wherever situated.

                                   To apply for, purchase, or otherwise
                              acquire, own, use, introduce, develop,
                              exploit, deal in, sell, assign, and otherwise dispose of, and grant licenses or sublicenses in respect of, and otherwise turn to account, any trademarks, trade names, patents, processes, improvements, inventions, discoveries, formulae, copyrights, service marks, labels and designs.

                                   To purchase or otherwise acquire, and to
                              hold, Sell, assign, transfer, mortgage,
                              pledge, exchange Or otherwise dispose of, and to guarantee securities (which term for the purpose of this Article Third, includes, without limitation of the generality thereof, any shares of stock, bonds, debentures, notes, mortgages, or other obligations, and any certificates, receipts, or other instruments representing rights to receive, purchase, or subscribe for the same, or representing any other rights of interests therein or in any property or assets) created or issued by any persons, firms, associations, corporations, or governments, governmental authorities, or subdivisions thereof, domestic or foreign; to make payment therefore in any lawful manner; and to exer-cise, as owner of holder of any securities, any and all rights, powers, and privileges in respect thereof, including the right to vote thereon.

                                   To enter into, make, and perform and
                              carry out or cancel and rescind, contracts of every kind and description with any person, trustee, entity, syndicate, partnership, association, corporation, or governmental, municipal or public authority, domestic or foreign.
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                                   To be a promoter, partner, member,
                              associate or manager of other business
                              enterprises or ventures, and to the extent permitted by law to be incorporator of other corporations of any type or kind; to acquire by purchase, exchange, or otherwise, all, or any part of, or any interest in, the properties, assets, business and good will of any one or more persons, firms, associations, or corporations, to pay for the same in cash, property, or is won or other securities, to hold, operate, reorganize, liquidate, sell or in any manner dispose of the whole or any part thereof, and in connection there with, to assume, guarantee performance of, or other-side provide for any liabilities, obligations, or contracts of such persons, firms, associations or corporations, to conduct the whole or any part of any business thus acquired; and acting alone, or as a promoter, partner, member associate, or manager of other business enterprises or ventures, to conduct or participate or engage in any commercial, mercantile, trading, manufacturing, industrial service, real estate, or other business or activity, foreign or domestic, as may be lawfully conducted or participated or engaged in by a corporation organized under the laws of the State of Delaware.

                                   To lend its uninvested funds from time
                              to time to such extent, to such persons, firms, associations, corporations, governments or subdivisions thereof, an on such terms and on such security, if any, as the Board of Directors of the corporation may determine.

                                   To make any guaranty, respecting stocks,
                              dividends, securities, indebtedness,
                              interest, contracts, or other obligations, so far as the same may be permitted to be done by a corporation organized under the laws of the State of Delaware.

                                   To borrow money from time to time, and
                              without limit as to amount; from time to time to issue and sell its own securities in such amounts, at such prices, on such terms and conditions, and for such purposes, now of hereafter permitted by the laws of the State of Delaware and by this Certificate of Incorporation, s the Board of Directors of the Corporation my determine; and to secure such securities by mortgage upon, or the pledge of, or the conveyance of assignment in trust of, the whole or any part of the properties, assets, business, and good will of the corporation, then owned or thereafter acquired.

                                   To draw, make accept, endorse, discount,
                              execute, and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures, and other negotiable or transferable instruments and evidences of indebtedness, whether secured by mortgage or otherwise, as to secure the same by mortgage or otherwise, so far as may be permitted by the laws of the State of Delaware.

                                   To purchase, hold, cancel, reissue,
                              sell, exchange, transfer, or otherwise deal in its own securities from time to time, to such an extent, in such manner, and upon such terms, as the Board of Directors of the corporation shall determine; provided, however, that the corporation shall not use its funds or property for the purchase of its own shares of capital stock when such use would cause any impairment of its capital, except to the extent permitted by law.

                                   To do everything necessary, proper,
                              advisable, or convenient for the
                              accomplishment of any of the purposes or the attainment of any of the objects, or the furtherance of any of the powers herein set forth and to do every other act and thing incidental thereto or connected therewith, provided the same be not forbidden by the laws of the State of Delaware.

                              The foregoing clauses shall be construed as powers as well as objects and purposes, and the matters expressed in each clause shall, except if otherwise expressly provided, be in no way limited by reference to or inference from the terms of any other clause, but shall be regarded as independent objects, pur-poses, and powers and the enumeration of specific objects, purposes, and powers shall not be construed to limit or restrict in any manner the meaning of general terms or the general powers of the corporation; nor shall the expression of one thing be deemed to exclude another not expressed, although it be of like nature.

                                   The corporation shall be authorized to
                              exercise and enjoy all other powers, rights, and privileges granted to corporations formed under the General Corporation Law and all the powers conferred upon such corporations by the laws of Delaware, as in force from time to time, so far as not in conflict herewith, or which may be conferred by all acts heretofore or hereafter amendatory of or supplemental to said laws, and the enumeration of certain powers as herein specified is not intended as exclusive of, or as a waiver of, any of the powers, rights, or privileges granted or conferred by said laws now or hereafter in force.

                         FOURTH: The total number of shares of all classes
            of stock which the corporation shall have authority to issue is Four Million (4,000,000.) shares, consisting of

                                     (a) One Million (1,000,000.) shares of
                                Preferred Stock of the par value of $1 per share (hereinafter referred to as "Preferred Stock"); and
                                     (b) Three Million (3,000,000.) shares
                                of Common Stock of the par value of $1 per share (hereinafter referred to as "Common Stock")

            A.   Preferred Stock
                 ---------------

                         Shares of Preferred Stock my be issued from time
            to time in one or more series, as may from time to time be determined by the Board of Directors, each of said series to be distinctly designated. All shares of any one series of preferred Stock shall be alike in every particular, except that there may be different dates from which dividends, if any, thereon shall be cumulative, if made cumulative. The voting powers and the preferences and relative, participating, optional and other special rights of each such series, and the qualifications, limitations, or restricttions thereof, if any, may differ from those of any and all other series at any time outstanding; and the Board of Directors of the corporation is hereby expressly granted authority to fix by resolution or resolutions adopted prior to the issuance of any shares of a particular series of Preferred Stock, the voting powers and the designations, preferences and relative, optional and other special rights, and the qualifications, limitations and restrictions of such series, including but without limiting the generality of the foregoing, the following:

                                     (a) The distinctive designation of,
                                and the number of shares of Preferred Stock which shall constitute each series, which number may be increased (except where otherwise provided by the Board of Directors) or decreased (but not below the number of shares thereof then outstanding) from time to time by like action of the Board of Directors;

                                     (b) The rate and times at which, and
                                the terms and conditions on which,
                                dividends, if any, on Preferred Stock of each series shall be paid, the extent of the preference of relation, if any, of such dividends to the dividends payable on any other class or classes or series of the same or other classes of stock and whether such dividends shall be cumulative or non-cumulative;

                                     (c) The right, if any, of the holders
                                of Preferred Stock of such series to
                                convert the same into, or exchange the same for, shares of any other class or classes or of any series of the same or any other class or classes of stick of the corporation and the terms and conditions of such conversion or exchange;

                                     (d) Whether or not Preferred Stock of
                                such series shall be subject to redemption, and the redemption price or prices and the time or times at which, and the terms and conditions on which, Preferred Stock of such series may be redeemed;

                                     (e) The rights, if any, of the holders
                                of Preferred Stock of such series upon the voluntary or involuntary liquidation, merger, consolidation, distribution or sale of assets, dissolution or winding-up of the corporation;

                                     (f) The terms of the sinking fund or
                                redemption or purchase account, if any, to be provided for the Preferred Stock of such series; and

                                     (g) The voting powers, if any, of the
                                holders of such series of Preferred Stock which may, without limiting the generality of the foregoing, include the right, voting as a series by itself or together with other series of Preferred Stock or all series of Preferred Stock as a class, to elect one or more directors of the corporation if there shall have been a default in the payment of dividends on any one or more series of Preferred Stock or under such other circumstances and on such conditions as the Board of Directors may determine; provided, however, that each holder of Preferred Stock shall have no more than one vote in respect of each share of Preferred Stock held by him on any matter voted upon by the stockholders.

            B.   Common Stock
                 ------------

                         1. After the requirements with respect to preferential dividends on the Preferred Stock (fixed in accordance with the provision of paragraph A of this article fourth), if any, shall have been met and after the corporation shall have complied with all the requirements, if any, with respect to the setting aside of sums as sinking funds or redemption or purchase accounts (fixed in accordance with two provisions of paragraph A of this article fourth), and subject further to any other conditions which may be fixed in accordance with the provisions of paragraph A of this article fourth, then and not otherwise the holders of Common stock shall be entitled to receive such dividends as may be declared from time to time by the Board of Directors.

                         2.     After distribution in full of the
            preferential amount, if any, (fixed in accordance with the provisions of paragraph A of this article fourth) to be distributed to the holders of Preferred Stock in the event of voluntary or involuntary liquiddation, distribution or sale of assets, dissolution or winding-up, of the corporation, the holders of the Common Stock shall be entitled to receive all the remaining assets of the corporation; tangible and intangible, of whatever kind available for distribution to stockholders ratably in proportion to the number of shares of Common Stock held by them respectively.

                         3. Except as my otherwise be required by law or by the provisions of such resolution or resolutions as may be adopted by the Board of Directors pursuant to paragraph A of this article fourth, each holder of Common Stock shall have one vote in respect of each share of Common Stock held by him on all matters voted upon by the stockholders.

            C.   Other Provisions
                 ----------------

                         1. The relative powers, preferences and rights of which each series of Preferred Stock in relation to the powers, preferences and rights of each other series of Preferred Stock shall, in each case, be so fixed from time to time by the Board of Directors in the resolution or resolutions adopted pursuant to authority granted in paragraph A of this article fourth and the consent, by clause or class or series vote or otherwise, of the holders on such of the series of Preferred Stock as are from time to time outstanding shall not be required for the issuance by the Board of Directors of any other shares of Preferred Stock whether or not the powers, preferences and rights of such other series hall be fixed by the Board of Directors as senior to, or on a parity with, the powers, preferences and rights of such outstanding series, or any of them, provided however, that the Board of Directors may provide in the resolution or resolutions as to any series of Preferred Stock adopted pursuant to paragraph A of this article fourth that the consent of the holders of a majority
            (or such greater proportion as shall be therein fixed) of the outstanding shares of such series voting thereon shall be required for the issuance of any or all other series of Preferred Stock.

                         2. Subject to the provisions of subparagraph 1 of this paragraph C, shares of any series of Preferred Stock may be issued from time to time as the Board of Directors of the corporation shall determine and on such terms and for such consideration as hall be fixed by the Board of Directors.

                         3. Shares of Common Stock may be issued from time to time as the Board of Directors of the corporation shall determine and on such terms and for such consideration a shall be fixed by the Board of Directors.

                         4. The authorized amount of shares of Common Stock and of Preferred Stock may, without a class or series vote, increased or decreased from time to time by the affirmative vote of the holders of a majority of the stock of the corporation entitled to vote thereon.

                         FIFTH:   The name and the mailing address of the in-
            corporator are as follow:

               Name                           Mailing Address
               ----                           ---------------

            Mary DeWitt                       500 Fifth Avenue
                                              New York, New York  10036

                         SIXTH:   The names and the mailing addresses if the
            persons who are to serve as the director's until the first annual meeting of stockholders or until their successors are elected and qualify are as follows:

            Name:                             Mailing Address
            -----                             ---------------
            Abraham Ginsburg                  635 59th Street
                                              West New York, NJ

            Martin Ginsburg                   635 59th Street
                                              West New York, NJ

            Allan Ginsburg                    635 59th Street
                                              West New York, NJ

            Walter Gailing                    635 59th Street
                                              West New York, NJ

                         SEVEN:   Whenever a compromise or arrangement is
            proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the cor-poration, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence or such compromise or arrangement, the said compromise or arrangement with the said reorganization shall, if sanctioned by the court in which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

                         EIGHTH:   For the management of the business and for
            the conduct of the affairs of the corporation, and in further definition, limitation and regulation of the powers of the corporation and its directors and of its stockholders or any class thereof, as the case may be, it is further provided:

                         1.     The number of directors which shall
            constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the By-Laws. The phrase "whole Board" and the phrase "total number of directors" shall be deemed to have the corporation would have if there were no vacancies. No election of director; need be by written ballot.

                         2. In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized and empowered.

                                     (a)  To make, alter or repeal by-laws,
                                subject to the power of the stockholders to alter or repeal the by-laws made or altered by the Board of directors.

                                     (b)  Subject to the provisions of the
                                laws of the State of Delaware and to the applicable provisions of the by-laws then in effect, to determine, from time to time, as what times and places and under what conditions and regulations the accounts and books of the corporation, or any of them, shall be open to the inspection of the stockholders, and no stockholder shall have any right to inspect any account or book or document of the corporation, except as conferred by the laws of the State of Delaware, unless and until authorized so to do by resolution of the Board of Directors or of the stockholders of the corporation.

                                     (c)  Without the assent or vote of the
                                stockholders, to authorize and issue
                                obligations of the corporation, secured or unsecured, to include therein such covenants and restrictions and such provisions as to redeemability, convertibility, or otherwise, as the Board of Directors, in its sole discretion, may determine, and to authorize the mortgaging or pledging, as security therefore, of any property of the corporation, real or personal, including after-acquired property.

                                     (d) From time to time in such manner
                                and upon such terms and conditions as my be determined by the Board of Directors, to provide and carry our and recall, abolish, revise, alter or change one or more stock option, bonus, profit-sharing, retirement, insurance, pension, and other types of incentive, compensation and benefit plans for the employees (including officers and directors) of the corporation and its subsidiaries and to fix the amount of profits to be distributed or shared and to determine the persons to participate in any such plans and the amounts of their respective participations.

                                     (e) To set apart our of any of the
                                funds available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve.

                                In addition to the powers and authorities
            hereinbefore or by statute expressly conferred upon it, the Board of Directors may exercise all such powers and do all such acts and things as may be exercised or done by the corporation, subject, nevertheless, to the provisions of the laws of the State of Delaware, of the Certificate of Incorporation, and of the by-laws of the corporation.

                         3.     In lieu of taking any permissive or
            requisite action by vote at a meeting of stockholders, any such vote and any such meeting may be dispensed with if either all of the stockholders entitled to vote upon the action at any such meeting shall consent in writing to any such corporate action being taken or if less than all of the stockholders entitled to vote upon the action at any such meeting shall consent in writing to any such corporate action being taken; provided, that any such action taken upon less than the unanimous written consent of all stockholders entitled to vote upon any such action shall be by the written consent of the stockholders holding at least the minimum percentage of the votes required to be cast to authorize any such action under the provisions of the General Corporation Law or under the provisions of the certificate of incorporation or the by-laws as permitted by the provisions of the General Corporation Law and, provided, that prompt notice be given to all stockholders entitled to vote on any such action of the taking of such action without a meeting and by less than unanimous written consent.

                         NINTH:    Any contract, transaction, or act of the
            corporation or of the Board of Directors, which shall be ratified by a majority in interest of a quorum of the stockholders of the corporation having voting power at any annual meeting or any special meeting called for such purpose, shall be as valid and as binding as though ratified by every stockholder of the corporation; provided, however, that any failure of the stockholders to approve or ratify such contract, transaction, or act, when and if submitted, shall nor be deemed in any way to invalidate the same or to deprive the corporation, its directors or officers, of their right to proceed with such contract, transaction, or action.

                          TENTH:   The corporation shall, to the full extent
            permitted by Section 145 of the General Corporation Law of the State of Delaware, as amended from time to time, indemnify all persons whom it may indemnify pursuant thereto.

            Signed at New York, NY
            on August 2, 1968

                                       /s/ MARY DEWITT
                                       -------------------------------------
                                       Incorporator

            STATE OF NEW YORK  )
                               )  ss.:
            COUNTY OF NEW YORK )

                  BE IT REMEMBERED that personally appeared before me, the
            undersigned, a Notary Public duly authorized to take acknowledgment of deeds by the laws of the place where the foregoing certificate of incorporation was signed, MARY DEWITT, the incorporator who signed the foregoing certificate of incorporation, known to me personally to be such, and who acknowledged the same to be her act and deed, and that the facts therein stated are true.

                  GIVEN under my hand on August 2, 1968.



                                       /s/ HARVEY BRECHER
                                       -------------------------------------
                                       Notary Public

                               Agreement of Merger
                                       of
                         Aetna Leather Novelty Co., Inc.
                           (a New Jersey corporation)

                                       and

                                  Jaclyn, Inc.
                            (a Delaware corporation)

                              *********************

         Agreement of Merger dated August 22, 1968, by and between Aetna Leather Novelty Co., Inc. (herein called "Aetna"), a corporation organized and existing under the laws of the State of New Jersey, and Jaclyn, Inc. (herein sometimes called the "Surviving Corporation"), a corporation organized and existing under the laws of the State of Delaware (such two corporations being sometimes herein called the "Constituent Corporations").

         The principal office of Aetna in New Jersey is located at 635 59th Street, West New York, New Jersey 07093, and Alex Chestnov is the agent therein and in charge thereof upon whom process against Aetna may be served within New Jersey. The principal office of the Surviving Corporation in Delaware is located at 229 South State Street, Dover, Delaware 19901, and the Prentice-Hall Corporation System, Inc. is agent therein and in charge thereof upon whom process against the Surviving Corporation may be served within Delaware. Aetna has an authorized capital stock of 5000 shares of Preferred Stock, $100 par value per share, of which 4,800 shares are outstanding, 1000 shares of Common Stock, without par value, of which 380 shares are outstanding and 1000 shares of Common Stock, Class B, without par value, of which 820 shares are outstanding. The Surviving Corporation has an authorized capital stock of 1,000,000 shares of Preferred Stock, $1 par value per share, of which none is outstanding, and 3,000,000 shares of Common Stock, $1 par value per share, of which 10 shares are outstanding.

         The Board of Directors of each of the Constituent Corporations deems it to the benefit and advantage of such corporation and the stockholders thereof that Aetna merge with and into the Surviving Corporation under and pursuant to the provisions of Title 14 of the Revised Statutes of the State of New Jersey and the provisions of the General Corporation Law of the State of Delaware, and the Board of Directors of each of the Constituent Corporations has, by resolutions duly adopted, approved this Agreement.

         In consideration of the foregoing and the mutual agreements hereinafter set forth, the parties hereto agree that, in accordance with the provisions of Title 14 of the Revised Statutes of New Jersey and the provisions of the General

Corporation Law of the State of Delaware, Aetna shall be merged with and into the Surviving Corporation, and that the terms and conditions of such merger and the mode of carrying it into effect are, and shall be, as herein set forth.

                                    Article I

         On and after the effective date of the merger the name of the Surviving Corporation shall be Jaclyn, Inc.

         The Certificate of Incorporation of the Surviving Corporation shall be the Certificate of Incorporation of Jaclyn, Inc. There is hereby reserved to the Surviving Corporation the right from and after the effective date of the merger to amend, alter or modify its Certificate of Incorporation and to add thereto or insert therein additional provisions authorized by the laws of the State of Delaware at the time in force, in the manner now or hereinafter prescribed or permitted by said laws; and all rights, powers and privileges conferred by said laws; and all rights, powers and privileges conferred by such Certificate of Incorporation or this Agreement upon any stockholder of the Surviving Corporation or any other person are granted and shall be held and enjoyed subject to such reserved right.

                                   Article II

         The By-Laws of Jaclyn, Inc., as in effect on the effective date of the merger, shall be the By-Laws of the Surviving Corporation until altered, amended or repealed as provided therein.

                                   Article III

         On and after the effective date of the merger the number of directors of the Surviving Corporation shall be four and the number of officers of the Surviving Corporations shall be five. The name and post-office addresses of the directors and officers of the Surviving Corporation, who shall hold office from the effective date of the merger until their successors are chosen or appointed, either according to law or the By-Laws of the Surviving Corporation, are as follows:

                                    Directors

    Name                                                  Post Office Address
    ----                                                  -------------------

Abe Ginsburg                                              35 59th Street
                                                          est New York, New Jersey  07093

Martin Ginsburg                                           35 59th Street
                                                          est New York, New Jersey  07093

Walter Gailing                                            35 59th Street
                                                          est New York, New Jersey  07093

Allan Ginsburg                                            35 59th Street
                                                          est New York, New Jersey  07093

                                    Officers

Chairman of the Board       Abe Ginsburg                  635 59th Street
                                                          West New York, New Jersey 07093

President                   Martin Ginsburg               635 59th Street
                                                          West New York, New Jersey 07093

Vice-President              Walter Gailing                635 59th Street
and Assistant                                             West New York, New Jersey 07093
Secretary

Vice President              Allan Ginsburg                635 59th Street
and Assistant                                             West New York, New Jersey 07093
Secretary

Secretary-Treasurer         Alex Chestnov                 635 59th Street
                                                          West New York, New Jersey 07093

         If on the effective date of the merger a vacancy shall exist in the Board of Directors or in any of the offices of the Surviving Corporation, as the same are specified above, such vacancy may thereafter be filled in the manner provided by the By-Laws of the Surviving Corporation.

Article IV

         The manner and basis of converting the shares of the Constituent Corporations into shares of the Surviving Corporation shall be as follows:

         Each share of Aetna's Common Stock, of whatever class, together with each four shares of Aetna's Preferred Stock, issued and outstanding on the effective date of the merger shall, by virtue of the merger and without any action on the part of the holder thereof, be converted forthwith into 916 2/3 shares of Common Stock of the Surviving Corporation.

         Each share of Common Stock of the Surviving Corporation issued and outstanding immediately prior to the effective date of the merger shall, by virtue of the merger and without any action on the part of the holder thereof, be cancelled and retired and become part of the authorized but unissued shares of Common Stock of the Surviving Corporation.

         All shares of stock of the Surviving Corporation issued hereunder to the holders of shares of stock of Aetna shall be fully paid and nonassessable and shall be issued in full satisfaction of all rights pertaining to the respective shares of stock of Aetna.

         Until so surrendered each outstanding certificate for shares of Aetna shall be deemed for all corporate purposes to evidence the ownership of the number of shares of Common Stock of the Surviving Corporation to which the holder thereof shall be entitled.

                                    Article V

         Upon the merger becoming effective, the separate existence of Aetna shall (except to the extent continued in accordance with this Agreement or by statute) cease, Aetna shall be merged into the Surviving Corporation and, in accordance with this Agreement, the Surviving Corporation shall possess all the rights, privileges, powers and franchises, as well of a public as of a private nature, and be subject to all the restrictions, disabilities and duties of each of the Constituent Corporations to the merger, and all and singular, the rights, privileges, powers and franchises of each of said Constituent Corporations, and all property, real, personal and mixed, and all debts due to either of said Constituent Corporations on whatever account shall be bested in the Surviving Corporation; and all property, rights, privileges, powers and franchises and all and every other interest shall be thereafter as effectually the property of the Surviving Corporation as they were of each of said Constituent Corporations, and the title to any real estate vested by deed or otherwise under the laws of any state in either of the Constituent Corporations shall not revert nor be in any way impaired by reason of the merger; provided that all rights of creditors and all liens upon the property of each of said Constituent Corporations shall be preserved unimpaired, limited in lien to the property affected by such liens at the time when the merger shall become effective, and all debts, liabilities, restrictions and duties of each of said Constituent Corporations shall thenceforth be debts, liabilities, restrictions and duties of the Surviving Corporation and may be enforced against it to the same extent as if all of said debts, liabilities, restrictions and duties had been incurred or contracted by the Surviving Corporation. Aetna may be deemed to continue in existence in order to preserve all rights of its creditors and all liens upon its property. If at any time the Surviving Corporation shall deem or be advised that any further assignments, assurances in law, or other acts or instruments are necessary or desirable to vest or confirm in it the title to any property of Aetna, Aetna and its officers and directors will do all such acts and things as may be necessary or useful to vest or confirm title to such property in the Surviving Corporation and otherwise to carry out the purpose of this Agreement.

                                   Article VI

         For the convenience of the parties and to facilitate the filing of this Agreement, any number of counterparts hereof may be executed, and each such counterpart shall be deemed to be an original instrument.

         IN WITNESS WHEREOF, each of the Constituent Corporations has caused this Agreement to be executed by its Chairman of the Board or President. The directors, or a majority thereof, of such Constituent Corporation have hereunto signed their names, and such Constituent Corporation has caused its corporate seal to be hereunto affixed and attested.

Dated:  August 22, 1968

                                       Aetna Leather Novelty Co., Inc.

                                       By: /s/ MARTIN GINSBURG
                                           -------------------------------------
                                           Martin Ginsburg, President

Attest:

/s/ ABE GINSBURG
-----------------------------
Abe Ginsburg, Secretary
                                       Directors of Aetna Leather
                                       Novelty Co., Inc.

                                       /s/ ABE GINSBURG
                                       -----------------------------------------
                                       Abe Ginsburg


                                       /s/ MARTIN GINSBURG
                                       -----------------------------------------
                                       Martin Ginsburg


                                       /s/ ALEX CHESTNOV
                                       -----------------------------------------
                                       Alex Chestnov

                                       Jaclyn, Inc.

                                       By: /s/ ABE GINSBURG
                                           -------------------------------------
                                           Abe Ginsburg, Chairman of the
                                           Board


Attest:

/s/ ALEX CHESTNOV
-----------------------------
Alex Chestnov, Secretary


                                       Directors of Jaclyn, Inc.


                                       /s/ ABE GINSBURG
                                       -----------------------------------------
                                       Abe Ginsburg


                                       /s/ MARTIN GINSBURG
                                       -----------------------------------------
                                       Martin Ginsburg


                                       /s/ WALTER GAILING
                                       -----------------------------------------
                                       Walter Gailing


                                       /s/ ALLAN GINSBURG
                                       -----------------------------------------
                                       Allan Ginsburg

                          CERTIFICATE OF THE SECRETARY
                                       OF
                         AETNA LEATHER NOVELTY CO., INC.

                        RELATIVE TO VOTE OF STOCKHOLDERS

         I, Abe Ginsburg, Secretary of Aetna Leather Novelty Co., Inc., a corporation organized and existing under the laws of the State of New Jersey, do hereby certify, in accordance with the provisions of Section 14:12-3 of the Revised Statues of New Jersey and of Section 252 of the General Corporation Law of the State of Delaware:

         1. That the foregoing Agreement of Merger entered into by and between Aetna Leather Novelty Co., Inc. and Jaclyn, Inc. was authorized at a duly constituted meeting of the Board of Directors of Aetna Leather Novelty Co., Inc., at which a quorum was present and acting throughout, and signed by all or a majority of the directors of Aetna Leather Novelty Co., Inc. under the corporate seal thereof.

         2. That all of the stockholders of Aetna Leather Novelty Co., Inc. dispensed with a meeting and vote of stockholders, and all of said stockholders consented in writing to the adoption of the foregoing Agreement of Merger under the authority of, and in accordance with, Sections 14:10-3 and 14:10-9.1 of the Revised Statutes of New Jersey and Section 228 of the General Corporation Law of the State of Delaware.

         3. That the principal office of Aetna Leather Novelty Co., Inc. in the State of New Jersey is located at 635 59th Street, West New York, Hudson County, and the agent therein and in charge thereof upon whom process against said corporation may be served, is Alex Chestnov; and that said corporation has no office in the State of Delaware.

         IN WITNESS WHEREOF, I have hereunto signed my name as Secretary and affixed the corporate seal this 22 day of August, 1968.


                                       /s/ ABE GINSBURG
                                       -----------------------------------------
                                       Secretary

STATE OF NEW JERSEY  )
                     ) SS.:
COUNTY OF HUDSON     )


         BE IT REMEMBERED that, on the date hereinafter set forth, personally appeared before me, Abe Ginsburg, who, being by me duly sworn according to law, does depose and say and make proof to my satisfaction;

         that he is the Secretary of Aetna Leather Novelty Co., Inc.

         that he signed the foregoing Agreement of Merger as a director of Aetna Leather Novelty Co., Inc. and that he saw Martin Ginsburg, as President, and Alex Chestnov, as director of Aetna Leather Novelty Co., Inc. sign said Agreement of Merger and heard them declare that they signed the same as the voluntary act and deed of said corporation;

         that he affixed the corporate seal to said Agreement of Merger and attested thereto; and

         that he signed, under the corporate seal of said corporation, the certificate attached to the foregoing Agreement of Merger, reciting the adoption of the Agreement of Merger by the stockholders of said corporation.


                                       /s/ ABE GINSBURG
                                       -----------------------------------------
                                       Abe Ginsburg
                                       Secretary
Subscribed and sworn to
before me on August 22, 1969

-------------------------------
     Notary Public

                       CERTIFICATE OF ASSISTANT SECRETARY
                                       OF
                                  JACLYN, INC.

                        RELATIVE TO VOTE OF STOCKHOLDERS

         I, Allan Ginsburg, Assistant Secretary of Jaclyn, Inc., a corporation organized and existing under the laws of the State of Delaware, do hereby certify, in accordance with the provisions of Section 252 of the General Corporation Law of the State of Delaware and Section 14:12-3 of the Revised Statutes of New Jersey:

         1. That the foregoing Agreement of Merger entered into by and between Aetna Leather Novelty Co., Inc. and Jaclyn, Inc. was authorized by a written consent of all the directors of Jaclyn, Inc. under the authority of, and in accordance with, Section 228 of the General Corporation Law of the State of Delaware, and signed by al or a majority of the directors of Jaclyn, Inc., under the corporate seal thereof.

         2. That all of the stockholders of Jaclyn, Inc., dispensed with a meeting and vote of stockholders, and all of said stockholders consented in writing to the adoption of the foregoing Agreement of Merger under the authority of, and in accordance with, Section 228 of the General Corporation Law of the State of Delaware and Section 14:10-3 and 14:10-9.1 of the Revised Statutes of New Jersey.

         3. That the principal office of Jaclyn, Inc. in the State of Delaware is located at 229 South State Street, Dover, Delaware, and the agent therein and in charge thereof, upon who process against said corporation may be served, is The Prentice-Hall Corporation System, Inc.; and that the principal office of said corporation in the State of New Jersey is located at 635 59th Street, in the City of West New York, County of Hudson and the agent therein and in charge thereof, upon who process against said corporation may be served, is Alex Chestnov.

         IN WITNESS WHEREOF, I have hereunto signed my name as Secretary and affixed the corporate seal this 22 day of August, 1968.


                                       /s/ ABE GINSBURG
                                       -----------------------------------------
                                       Secretary

STATE OF NEW JERSEY )
                    ) SS:
COUNTY OF HUDSON    )

         BE IT REMEMBERED that, on the date hereinafter set forth personally appeared before me, Allan Ginsburg, who, being by me duly sworn according to law, does depose and say and make proof to my satisfaction;

         that he is an Assistant Secretary of Jaclyn, Inc.,;

         that he signed the foregoing Agreement of Merger as a director of Jaclyn, Inc., and that he saw Abe Ginsburg, as Chairman of the Board, and Martin Ginsburg and Walter Gailing, as directors of Jaclyn Inc. sign said Agreement of Merger and heard them declare that they signed the same as the voluntary act and deed of said corporation;

         that he affixed the corporate seal to said Agreement of Merger and attested thereto; and

         that he signed, under the corporate seal of said corporation, the certificate attached to the foregoing Agreement of Merger, reciting the adoption of the Agreement of Merger by the stockholders of said corporation.


                                       /s/ ALLAN GINSBURG
                                       -----------------------------------------
                                       Allan Ginsburg
                                       Secretary
Subscribed and sworn to
before me on August 22, 1968

------------------------------
     Notary Public

         The foregoing Agreement of Merger having been duly adopted by the stockholders of each of the corporations parties thereto, and the fact of such adoption thereof having been duly certificated by the secretary or an assistant Secretary of each of said corporations, all in accordance with law, said Agreement of Merger is hereby signed by the president or chairman of the board and secretary or assistant secretary of each of said corporations under the respective corporate seals thereof this 22 days of August, 1968.


                                       /s/ MARTIN GINSBURG
                                       -----------------------------------------
                                       Martin Ginsburg, President of
                                       Aetna Leather Novelty Co., Inc.


                                       /s/ ABE GINSBURG
                                       -----------------------------------------
                                       Abe Ginsburg, Secretary of
                                       Aetna Leather Novelty Co., Inc.


                                       /s/ ABE GINSBURG
                                       -----------------------------------------
                                       Abe Ginsburg, Chairman of the
                                       Board of Jaclyn, Inc.


                                       /s/ ALLAN GINSBURG
                                       -----------------------------------------
                                       Allan Ginsburg, Assistant
                                       Secretary of Jaclyn, Inc.

                           ACKNOWLEDGMENT OF PRESIDENT
                                       OF
                         AETNA LEATHER NOVELTY CO., INC.
                           (A New Jersey corporation)

STATE OF NEW JERSEY )
                    ) ss.:
COUNTY OF HUDSON    )

         The undersigned, a notary public in and for said county and state as aforesaid does hereby certify that Martin Ginsburg, President of Aetna Leather Novelty Co., Inc., a New Jersey corporation, who is personally known to me to be the person whose name is subscribed to the foregoing Agreement of Merger as such President, and who is personally known to me to be the President of said corporation, appeared before me this day in person and acknowledged that he signed, sealed and delivered said Agreement as his free and voluntary act as such President, and as the free and voluntary act, deed and agreement of said corporation for the uses and purposes therein set forth; and further acknowledged said Agreement to be the act, deed and agreement of said corporation, and that the signature of said President and of the Secretary of said corporation to said foregoing instrument are in the handwriting of the said President and of the said Secretary of said corporation, respectively, and that the seal affixed to said instrument is the common or corporate seal of said corporation and that the act of sealing, executing, acknowledge and delivery the said instrument was duly authorized by the Board of Directors of said corporation.

         Given under my hand and notarial seal this 22nd day of August, 1968.


                                       -----------------------------------------
                                       Notary Public

                     ACKNOWLEDGMENT OF CHAIRMAN OF THE BOARD
                                       OF
                                  JACLYN, INC.
                            (A Delaware corporation)

STATE OF NEW JERSEY )
                    ) ss.:
COUNTY OF HUDSON    )

         The undersigned, a notary public in and for said county and state as aforesaid does hereby certify that Abe Ginsburg, Chairman of the Board of Jaclyn, Inc., a Delaware corporation, who is personally known to me to be the person whose name is subscribed to the foregoing Agreement of Merger as such Chairman of the Board, and who is personally known to me to be the Chairman of the Board of said corporation, appeared before me this day in person and acknowledged that he signed, sealed and delivered said Agreement as his free and voluntary act as such Chairman of the Board, and as the free and voluntary act, deed and agreement of said corporation for the uses and purposes therein set forth; and further acknowledged said Agreement to be the act, deed and agreement of said corporation, and that the signature of said Chairman of the Board and of an Assistant Secretary of said corporation to said foregoing instrument are in the handwriting of the said Chairman of the Board and of the said Assistant Secretary of said corporation, respectively, and that the seal affixed to said instrument is the common or corporate seal of said corporation and that the act of sealing, executing, acknowledge and delivery the said instrument was duly authorized by the Board of Directors of said corporation.

         Given under my hand and notarial seal this 22nd day of August, 1968.


                                       -----------------------------------------
                                       Notary Public

                            CERTIFICATE OF AMENDMENT

                                     OF THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                                  JACLYN, INC.

                              *********************


                         JACLYN, INC., a corporation organized and existed
            under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

                         FIRST: That at a meeting of the Board of Directors
            of Jaclyn, Inc, (the "Corporation"), resolutions were duly adopted setting forth a proposed amendment to the Certificate of Incorporation of said Corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said Corporation for consideration thereof. The resolution setting forth the proposed amendment to the Certificate of Incorporation is as follows:

                                RESOLVED, that the introductory language to
                         Article "FOURTH" be amended to read as follow:

                                "FOURTH: The total number of shares of all
                         classes of stock which the corporation shall have authority to issue is Six Million (6,000,000) shares, consisting of

                         (a) One million (1,000,000) shares of Preferred Stock of the par value of $1 per share (hereinafter) referred to as "Preferred Stock"); and

                         (b) Five Million (5,000,000) shares of Common Stock of the par value of $1 per share (hereinafter referred to as "Common Stock").

                         SECOND: That thereafter, pursuant to resolution of
            its Board of Directors, an annual meeting of the stockholders of said Corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

                         THIRD: That said amendment was duly adopted in
            accordance with the provisions of Section 242 of the General Corporation Law of the state of Delaware.

                         IN WITNESS WHEREOF, said Jaclyn, Inc. has caused
            this certificate to be signed by Abe Ginsburg, it's Chairman of the Board of Directors, and attested by Walter Gailing, it's Secretary-Treasurer, this 11th day of December, 1984.


                                       JACLYN INC.


                                       BY: /s/ ABE GINSBURG
                                           ---------------------------------
                                           Chairman of the Board of Directors

           ATTEST:

           By: /s/ WALTER GAILING
               ------------------------
               Secretary-Treasurer

                               ACKNOWLEDGMENT
                               --------------


STATE OF NEW JERSEY  )
                     )  SS:
COUNTY OF HUDSON     )


         BE IT REMEMBERED, that on this 11th day of December, 1984, personally before me, a Notary Public in and for the County and state aforesaid, ABE GINSBURG, Chairman of the Board of Jaclyn, Inc. Inc., a corporation of the State of Delaware, the corporation described in and which executed the foregoing Certificate of Amendment. known to me personally to be such and he duly executed said Certificate of Amendment before me and acknowledged the said Certificate of Amendment to be the act and deed of said corporation and that the facts stated therein are true.

         IN WITNESS WHEREOF, I have hereunto set my hand and seal of office the day and year aforesaid.


                                       /s/ VIRGINIA PIACENTINI
                                       -------------------------------------
                                       Notary Public

                          CERTIFICATE OF AMENDMENT
                                     OF
                        CERTIFICATE OF INCORPORATION
                                     OF
                                JACLYN, INC.

         It is hereby certified that:

         1. The name of the corporation (hereinafter called the "corporation") is Jaclyn, Inc.

         2. The Certificate of Incorporation of the Corporation is hereby amended by adding the following new Article ELEVENTH:

                  "ELEVENTH: No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except that this Article ELEVENTH, to the extent required by applicable Law, foes not eliminate or limit the liability of the director (i) for any breach of the director's duty of loyalty to the Corporation or it's stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corpooration Law, or (iv) for any transaction from which the director derived an improper personal benefit. Neither the amendment nor repeal of this Article ELEVENTH, nor the adoption of any prevision of this Certificate of Incorporation inconsistent with this Article ELEVENTH in respect of any matter occur-ring, or any cause of action, suit or claim that, but for this Article ELEVENTH, would accrue or arise prior to such amendment, repeal or adoption of an inconsistent provision."

         3. The amendment of the Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

Signed and attested to on December 2, 1986.

                                       /s/ ABE GINSBURG
                                       -----------------------------------------
                                       Abe Ginsburg
                                       Chairman of the Board

Attest:

/s/ VIRGINIA PIACENTINI
------------------------------
Virginia Piacentini

                    CERTIFICATE OF OWNERSHIP AND MERGER
                                     OF
                            BONNIE INTERNATIONAL
                         EMPRESS HANDBAG CO., INC.
                          ROBYN-LYN CREATIONS INC.
                       COSMOPOLITAN HANDBAG CO., INC.
                         (New Jersey Corporations)

                                    into

                                JACLYN, INC.
                          (a Delaware Corporation)

It is hereby certified that:

         1. Jaclyn, Inc. (hereinafter sometimes referred to as the "Corporation") is a business corporation of the State of Delaware.

         2. The Corporation is the owner of all of the outstanding shares of stock of Bonnie International ("Bonnie") Empress Handbag co., Inc. ("Empress"), Robyn-Lyn Creations Inc. ("Robyn Lyn") and Cosmopolitan Handbag Co., Inc. ("Cosmopolitan"), which are business corporations of the State of New Jersey.

         3. The laws of the jurisdiction of organization of Bonnie, Empress, Robyn Lyn and Cosmopolitan permit the merger of a business corporation of that jurisdiction with a business corporation of another jurisdiction.

         4. The Corporation here hereby merges Bonnie, Empress, Robyn Lyn and Cosmopolitan into the Corporation.

         5. The following is a copy of the resolutions adopted on May 24, 1994 by the Board of Directors of the corporation to merge said
Bonnie, Empress, Robyn Lyn and Cosmopolitan into the Corporation:

                           RESOLVED, that Bonnie International
                  ("Bonnie"), Empress Handbag Co., Inc. ("Empress"), Robyn-Lyn Creations Inc. co., Inc. ("Cosmopolitan") be merged into this Corporation, and that all of the estate, property, rights, privileges, powers, and franchises of Bonnie, Empress, Robyn Lyn and Cosmopolitan vested in and held and enjoyed by this Corporation as fully and entirely and without change or diminution as the same were before held and enjoyed by each of Bonnie, Empress, Robyn Lyn and Cosmopolitan.

                           RESOLVED, that this Corporation assume all
                  of the obligations of Bonnie, Empress, Robyn Lyn and Cosmopolitan.

                           RESOLVED, that this Corporation shall cause
                  to be executed and filed and/or recorded the documents prescribed by the laws of the State of Delaware, by the laws of the State of New Jersey and by the laws of any other appropriate jurisdiction of organization of Bonnie, Empress, Robyn Lyn and Cosmopolitan and of this Corporation and in any other appropriate jurisdiction.

                           RESOLVED, that the effective time of the
                  Certificate of Ownership and Merger setting forth a copy of these resolutions shall be June 30, 1994, at 11:59 P.M., and that, insofar as the General Corporation Law of the State of Delaware shall govern the same, said time shall be the effective merger time.


Executed on June 16, 1994
                                       JACLYN, INC.


                                       By: /s/ ROBERT CHESTNOV
                                           ---------------------------------
                                           Robert Chestnov, President
Attest:

/s/ MURRAY RICHMAN
------------------------------
Murray Richman, Secretary

                  CERTIFICATE OF OWNERSHIP AND MERGER

                                  OF

                        INVESTMENTS (JLN) LTD.

                                 INTO

                             JACLYN, INC.
                (Pursuant to Section 253 of the General
                     Corporation Law of Delaware)

         Jaclyn, Inc., ad Delaware corporation (hereinafter, the "Corporation"), does hereby certify that:

         1. The Corporation is a business corporation of the State of Delaware.

         2. The Corporation is the owner of all of the outstanding shares of capital stock of Investments (JLN) Ltd. (the "Subsidiary"), which is also a business corporation of the State of Delaware.

         3. On June 14, 2005, the Board of Directors of the Corporation adopted the Following resolutions to merge the Subsidiary with and into the Corporation:

                           RESOLVED, that Investments (JLN) Ltd., the
                  Corporation's wholly-owned subsidiary (the "Subsidiary"), be merged with and into the Corporation, and that all of the estate, property, rights, privileges, powers, and franchises of the Subsidiary be vested in and held and enjoyed by the Corporation as fully and entirely and without change or diminution as the same were held and enjoyed by the Subsidiary in its name, and it is further

                           RESOLVED, upon the effectiveness of the merger of the
                  Subsidiary with and into the Corporation, the Corporation shall assume all of the liabilities and obligations of the Subsidiary, and the Subsidiary shall cease to exist as a separate entity; and it is further

                           RESOLVED, that the directors, officers, certificate
                  of incorporation and by-laws of the Corporation existing immediately prior to the merger of the subsidiary with and into the Corporation shall continue in effect after said merger, and all of the shares of capital stock issued by the Subsidiary and outstanding immediately prior to said merger shall be terminated and cancelled by virtue of said merger; and it is further

                           RESOLVED, that the officers of the Corporation, and
                  each of them, are hereby authorized, empowered and directed, in the name and on behalf of the Corporation, to execute and deliver for filing with the Secretary of State of the State of Delaware a Certificate of Ownership and Merger setting forth a copy of these resolutions and containing such other items and matters as may be prescribed by the laws of the State of Delaware, and to execute, file and/or record such other certificates. Documents and instruments, and to take all such other and further action, as my be necessary or appropriate to effect the merger of the Subsidiary with and into the Corporation or to otherwise carry our the purpose and intent of these resolutions, the execution, delivery, filing and/or recording of same, or the taking of such action, to be conclusive evidence of the approval thereof.


Executed on June 27, 2005              JACLYN, INC.

                                       By: /s/ ANTHONY CHRISTON
                                           -------------------------------------
                                           Anthony Christon, Vice President
                                           and Chief Financial Officer